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                                                                    Exhibit 23.5

                       PORTER WRIGHT MORRIS & ARTHUR LLP
                          Attorneys & Counselors at Law


                                                      41 South High Street
                                                      Columbus, Ohio 43215-6194

                                                      Facsimile: 614-227-2100
                                                      Toll Free: 800-533-2794

                                 April 22, 2004

FindWhat.com
5520 Summerlin Commons Blvd.
Suite 500
Ft. Myers, Florida 33907

Ladies and Gentlemen:


         We hereby consent to the reference to our firm as experts in Amendment No. 1 to the Registration Statement on Form S-4 of FindWhat.com filed with the Securities and Exchange Commission on April 22, 2004.



                                          Very truly yours,



                                    /s/  PORTER, WRIGHT, MORRIS & ARTHUR, LLP